EXHIBIT 99.1

25 Years After Titanic's Discovery, New Expedition Seeks to Virtually Raise the Wreck

In an Exclusive Broadcast Partnership With NBC News and NBC's Peacock Productions, RMS Titanic, Inc., Woods Hole Oceanographic Institution, and Leading Experts Join Forces This August to Preserve the Legacy of the Ship for All Time

ATLANTA, July 27, 2010 (GLOBE NEWSWIRE) -- RMS Titanic, Inc., a wholly owned subsidiary of Premier Exhibitions, Inc. (Nasdaq:PRXI) and the Salvor-In-Possession of RMS Titanic and its wreck site, in partnership with Woods Hole Oceanographic Institution and the Waitt Institute, will conduct a ground-breaking expedition to Titanic 25 years after its discovery, to do what no one has ever attempted before: take innovative measures to virtually raise Titanic, preserving the legacy of the Ship for all time. NBC News and NBC's Peacock Productions will be the exclusive broadcast partner, with exclusive coverage on MSNBC.com.

In what is arguably the most technologically advanced scientific expedition to Titanic ever organized, RMS Titanic, Inc. has brought together a team of leading archaeologists, oceanographers and scientists including The Institute of Nautical Archaeology, The National Oceanic and Atmospheric Administration's National Marine Sanctuaries Program, and The National Park Service's Submerged Resources Center to execute this historic "mission of firsts."

Launching from St. John's, Newfoundland on Wednesday, August 18, 2010, this 20-plus day expedition will employ revolutionary acoustic imaging, sonar technologies and high resolution optical, video and 3-D imaging to provide the first comprehensive view of the entire wreck site with unprecedented accuracy and clarity. Through this suite of sophisticated robots, sonars and cameras, leading experts will chart the boundaries of the wreck site, map the physical position of the Ship and its artifacts on the ocean floor, and create a blueprint that will inform the wreck site's ongoing maintenance. Together, this data will work to paint a complete picture of Titanic that only a few have been able to witness first-hand.

Titanic enthusiasts will also experience the journey's excitement and explore the wreck site in real time, with ongoing video feeds and photo postings, and interaction with key crew members through Facebook (www.facebook.com/rmstitanicinc), Twitter (@RMS_Titanic_Inc) and by visiting www.expeditiontitanic.com (launches on August 3rd).

"The significance and scope of this mission, the team we've assembled to carry it out, and the breakthrough technologies being deployed will give people the opportunity to experience Titanic like never before," said Chris Davino, president of RMS Titanic, Inc. "RMS Titanic, Inc. has a singular purpose: to faithfully and respectfully preserve the memory of Titanic and of all who sailed with her. The goals and objectives of this expedition are fully aligned with that purpose."

"As the first scientific expedition of this magnitude since Woods Hole Oceanographic Institution, working with French colleagues from IFREMER, discovered the Titanic wreck site 25 years ago, this dive provides the perfect opportunity to utilize the exciting, new technologies we've been developing," said Susan Avery, the president and director of Woods Hole Oceanographic Institution and a leading voice in the oceanographic community. "This journey is going to give us important perspectives into the decomposition of the Ship and its effect on the ocean and the seabed."

"NBC News is thrilled to be at the forefront of this expedition and we look forward to capturing all the work and cutting-edge science involved in the retelling of this remarkable story," said Sharon Scott, Executive Vice President of NBC News' Peacock Productions.

Leading the expedition is P.H. Nargeolet, director of Underwater Research for RMS Titanic, Inc. and a widely acknowledged authority of the site. A veteran leader of five previous journeys to the wreck, Nargeolet has completed 30 Titanic dives, supervising the recovery of some 5,500 artifacts along the way. "Never before have we had the scientific and technological means to discover so much on an expedition to Titanic," said Nargeolet. "I'm energized and honored to be leading this all-star team of experts on a fascinating journey."

Co-leading the expedition is David Gallo, director of special projects at Woods Hole Oceanographic Institution. Gallo actively promotes deep-sea exploration and is moved by the unprecedented collaboration between private, non-profit, and government entities to make this expedition a success. "There is a tremendous amount of technology and talent being focused on preserving this important icon of world history, the clear beneficiary will be the public-at-large," said Gallo.

In virtually raising Titanic through three-dimensional modeling for the first time, this eighth expedition to Titanic by RMS Titanic, Inc. will mark numerous other firsts:

  It is the first time this deep water wreck site will be transformed into an archaeological site with all scientific data available for review and study, including all of the factors influencing the wreck's deterioration. This "road map" for the wreck site has critical implications for Titanic's future.
  Microorganisms collected at the site and evaluated through advanced technology may turn out to be distant relatives of the original microorganisms that went down with Titanic, which will unlock a wealth of new understanding and information about biodeterioration.
  The use of high definition and 3D (3DHD) video will produce the clearest images yet of the wreck and its surroundings.
  The mission will gather critical information to develop new standards in underwater archaeology for maritime heritage site management, especially in the deep sea.
  Assembled by RMS Titanic, Inc. this is the first time that a team of leading authorities has come together on a mission to Titanic, each united in the quest to model and map Titanic for future generations and to work for the site's long term preservation.

Located 2.5 miles below the ocean surface, Titanic came to rest in a three-square-mile field of debris. This summer, a "dream team" of oceanographic experts, technical innovators and marine archaeologists have joined together in cooperation to achieve the mission's ambitious goals.

"The Institute of Nautical Archaeology pioneered the scientific study and excavation of shipwrecks through the work of Dr. George Bass fifty years ago," said James P. Delgado, president and CEO of Institute of Nautical Archaeology and the expedition's principal archaeologist leading the effort to write the archaeological report and site plan after the mission. "Since then we have been involved in cutting-edge work to refine the practice of archaeology beneath the water. We're pleased to be invited to join this mission, working with leading researchers at Woods Hole, our government colleagues, and with RMS Titanic, Inc. to move in new directions for this site, and for science. This is a major step forward for this wreck, for understanding and working with deepwater shipwrecks, and represents all of us working for a common goal in the public interest."

Additional organizations include: Droycon Bioconcepts -- pioneers in the biological corrosion of shipwrecks, as well as scientific analysis of deep ocean flora; Nautilus Marine Group International -- the premier provider of underwater services, spanning condition assessment, navigational charting, and archaeology; and Kongsberg Mesotech Ltd. -- the Canadian leader in the design and manufacture of underwater acoustic equipment, specializing in high-resolution sonar systems.

About RMS Titanic, Inc. --  a wholly owned subsidiary of Premier Exhibitions, Inc.:

RMS Titanic, Inc., a wholly owned subsidiary of Premier Exhibitions, Inc. (Nasdaq:PRXI), is the only company permitted by law to recover objects from the wreck of Titanic. The Company was granted Salvor-In-Possession rights to the wreck of Titanic by a United States federal court in 1994 and has conducted seven research and recovery expeditions to Titanic recovering more than 5,500 artifacts. Premier Exhibitions, Inc., located in Atlanta, GA, is a leading provider of museum quality exhibitions throughout the world. Premier is a recognized leader in developing and displaying unique exhibitions for education and entertainment including "Titanic: The Artifact Exhibition", "BODIES…The Exhibition" and "Dialog in the Dark". More information about Premier Exhibitions, Inc. is available at the Company's web site www.prxi.com.

About Woods Hole Oceanographic Institution

Woods Hole Oceanographic Institution is the world's largest private, nonprofit, marine research and engineering, and higher education organization. Its mission is to understand the ocean and its interaction with the Earth as a whole, and to communicate a basic understanding of the ocean's role in the changing global environment. Established in 1930 on a recommendation from the National Academy of Sciences, the Institution is organized into five scientific departments, interdisciplinary research institutes, and a marine policy center. The Institution conducts a joint graduate education program with the Massachusetts Institute of Technology.

About the Waitt Institute

The Waitt Institute is a non-profit research organization based in La Jolla, California. The Institute serves as an exploration catalyst, enabling scientific pioneers to transform the ways in which discoveries are made. Founded in 2005 by Ted Waitt, the Institute seeks to advance human understanding of the past and secure the promise of a better future through exploration and discovery. The Waitt Institute owns and operates two REMUS 6000 Autonomous Underwater Vehicles, and through the CATALYST Program serves as a leader in deep ocean exploration. With support from the Waitt Foundation, the Institute is committed to the scientific study and protection of marine environments around the world.

About the National Oceanic and Atmospheric Administration

The National Oceanic and Atmospheric Administration (NOAA) is our nation's lead agency for the scientific research of the oceans and plays an important role in the conservation and management of ocean resources, including maritime heritage.  The NOAA Office of National Marine Sanctuaries (ONMS) serves as trustee for the nation's system of marine protected areas and is charged with conserving our nation's marine resources including both natural and cultural.  The office of National Marine Sanctuaries has over 35 years of experience managing underwater cultural resources beginning with the establishment of the USS Monitor shipwreck as the first National Marine Sanctuary in 1975. Through its Maritime Heritage Program, the ONMS is focused on preserving historical, cultural and archaeological resources. Under the RMS Titanic Maritime Memorial Act of 1986, NOAA is a trustee for the public's interest in Titanic, including its preservation for present and future generations.

About the Institute of Nautical Archaeology

The Institute of Nautical Archaeology (INA) is a global leader in the field of underwater exploration and discovery. Based out of Texas A&M University and Bodrum, Turkey, since 1973, it has sponsored more than 160 excavations and surveys around the world, from the Atlantic Ocean and Mediterranean Sea to the Yukon River. INA's work includes some of the most significant archaeological discoveries of the past century, from the world's oldest excavated shipwreck, dating from the time of Tutankhamen, to 13th century sunken ships from Khubilai Khan's failed invasion of Japan and Byzantine ships buried in the ancient harbor of Istanbul. In the quest to uncover humanity's collective past from one of the world's most demanding environments, INA has pioneered technologies and fostered excellence in all aspects of nautical archaeology, from excavation and conservation through to preservation, analysis and publication. www.inadiscover.com

About the National Park Service's Submerged Resources Center

The United States National Park Service's Submerged Resources Center is the standing underwater archeology team for our nation's lead preservation agency. The team provides direct support to National Parks and partners responsible for the stewardship, public appreciation, access, understanding, and preservation of underwater cultural resources world-wide. Since its inception in 1980, the Submerged Resources Center has focused on innovative science-based site documentation techniques and interdisciplinary, minimum impact, archeological procedures to understand and preserve our shared history that lies underwater. www.nps.gov/submerged.

About Peacock Productions

Peacock Productions is an award-winning, nonfiction production company that combines the editorial expertise, technical resources and seasoned production talent of NBC News to offer a wide-range of programming to broadcast, cable and digital entities with worldwide reach (www.peacockproductions.tv).

Forward-Looking Statements

This press release contains information that may constitute "forward-looking statements," which involve a number of risks and uncertainties. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements. Premier Exhibitions, Inc. has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. Management believes that these forward-looking statements are reasonable as and when made. However, such statements are dependent upon, and can be influenced by, a number of external variables over which management has little or no control, including but not limited to the factors described in Premier Exhibitions' filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 29, 2010 titled "Risk Factors." These variables may affect Premier Exhibitions' future results and cause those results to differ materially from those expressed in the forward-looking statements. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the performance that is ultimately achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.

CONTACT:  Premier Exhibitions, Inc.
          John A. Stone, Chief Financial Officer
            (404) 842-2600
            john.stone@prxi.com
          Katherine Seymour, Vice President, Public Relations
            (404) 842-2600
            kseymour@prxi.com